Number 500882

Original 000003406502 DeirdreH
Styron Investment July 2011 Certifi
6 Jul 11 Company Secretary

Certificate of Incorporation

I hereby certify that

STYRON INVESTMENT HOLDINGS IRELAND

is this day incorporated under
the Companies Acts 1963 to 2009.

Given under my hand at Dublin, this
Wednesday, the 6th day of July, 2011

[signature]

for Registrar of Companies